Exhibit 10.1

LETTER OF INTENT CURT SAFETY CONSULTANTS

LETTER OF INTENT

Between

Curt Safety Consulting Inc

&

On Demand Heavy Duty CORP. (On Demand)

This letter of intent will outline the essential terms and conditions between Curt Safety Consulting Inc and On Demand Heavy Duty for developing strategic joint ventures of mutual opportunity capitalizing on the strengths of both organizations through a agreed referral contract.  This letter of intent is non binding and requires the approval of the respective boards of both Curt Safety Consulting Inc. and On Demand Heavy Duty.

The terms of specific joint venture activities will be more particularly set forth in one or more definitive agreements (collectively “Definitive Agreements”) to be mutually agreed upon by the parties. This Letter outlines the proposed joint venture activities based on each party’s current understanding of opportunities.

The following numbered paragraphs constitute a general outline of the proposed joint venture working relationship and important conditions. The provisions shall be included in the Definitive Agreements, but in all instances shall be subject to and contingent upon the parties reaching agreement on the Definitive Agreements and the terms and conditions set forth in the Definitive Agreements. The parties’ expressly state their intention that this Letter as a whole, and shall not constitute a legal and binding obligation, contract or agreement between any of the parties, are not intended to be an extensive summary of all of the terms and conditions of the proposed acquisition or the Definitive Agreements, and are subject to the approval of each company’s board of directors.

Curt Safety Consulting Inc. is a private owned enterprise that inspects and rates the safety equipment used by oil and gas companies across Canada. There seeking a business partner that has the capabilities and operational means to fix equipment that needs repairing that Curt Safety Consulting Inc comes across.

On Demand Heavy Duty is a development company with intentions to operate as national fully functional mobile mechanical machinery repaired company.

Both parties will endeavor to utilize existing contacts and opportunities to joint venture for the mutual benefit of each other.

Both parties to this Letter of Intent will abide by the following terms and conditions:

1.DUE DLIGENCE SATISFACTION. The satisfactory completion of due diligence investigation by both parties.

2.WORK CONTRACT: Curt Safety Consulting Inc agrees to provide On Demand with at least 10 Referral work

Contracts per years quarter.

3.PAYMENTS: On Demand Shall compensate a 6% Referral fee for each contact provided by Curt Safety Consulting Inc.

4.CONSENTS & APPROVALS. The approval and consent of the Definitive Agreements by the respective Boards of each company and the receipt of the consents and approvals from all governmental entities and regulatory authorities.

5.CONFIDENTIALITY. By their signature below, each party agrees to keep in strict confidence all information regarding the terms of the joint venture, all material exchanged between companies and all business contacts supplied by each company.

6. TERMINATION. Both parties hereby reaffirms its intention that this Letter as a whole, is not intended to constitute, and shall not constitute, a legal and binding obligation, contract or agreement between any of the parties, and are not intended to be relied upon by any party as constituting such. Accordingly, the parties agree that any party to this Letter may unilaterally withdraw from negotiation or dealing with 30 days written notice for any or no reason at the withdrawing party’s sole discretion. If either party fails to negotiate in good faith then this agreement will be terminated immediately.

Per:  /s/   Curtis Karau                                                                                             December 9, 2008

----------------------------

Curtis Karau , President Curt Safety Consultants

Per:  /s/   Cody Love                                                                                                   December 9, 2008

----------------------------

Cody Love , President On Demand Heavy Duty

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